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                                                                      EXHIBIT 15



               LETTER RE: UNAUDITED INTERIM FINANCIAL INFORMATION



November 11, 1999



Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated October 27, 1999 on our reviews of interim consolidated financial information of Regis Corporation (the Company) for the periods ended September 30, 1999 and 1998, and included in the Company's quarterly report on Form 10-Q for the quarter ended September 30, 1999, is incorporated by reference in this registration statement on Form S-3 for the registration of 1,778,000 shares of Regis Corporation Common Stock.



                                                      PRICEWATERHOUSECOOPERS LLP